UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of report (Date of earliest event reported):  May 26, 2011

Unico American Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-3978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

23251 Mulholland Drive
Woodland Hills, California	91364
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	On May 26, 2011, the Company held its Annual Meeting of Shareholders.

(b)	At the meeting, the following persons were elected by the vote indicated as directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified:

Name	For	Withheld
Erwin Cheldin	3,666,969	576,697
Cary L. Cheldin	3,659,069	584,597
Lester A. Aaron	3,659,069	584,597
George C. Gilpatrick	3,589,608	654,058
Terry L. Kinigstein	3,579,608	664,058
David A. Lewis	4,147,183	96,483
Warren D. Orloff	4,148,582	95,084
Donald B. Urfrig	4,149,582	94,084

At the meeting, the shareholders also voted upon and approved the adoption of the 2011 Incentive Stock Option Plan. The number of votes cast for and against the adoption, as well as the number of abstentions, were as follows:

For	3,549,393
Against	683,246
Abstain	11,000

There were no broker non-votes for the election of directors or the adoption of the 2011 Incentive Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: June 1, 2011           By:   /s/ Lester A. Aaron

                                             Name:  Lester A. Aaron

                                             Title:    Chief Financial Officer